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EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Health Discovery Corporation on Form SB-2 of our report, dated April 14, 2005 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
May 9, 2005